March 2024

Preliminary Pricing Supplement No. 1,401
Registration Statement Nos. 333-275587; 333-275587-01
Dated March 11, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Buffered PLUS, or “Buffered PLUS,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 25% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered PLUS will be based on the worst performing of the common stock of Advanced Micro Devices, Inc. and the common stock of NVIDIA Corporation. At maturity, if the final share price of each underlying stock is greater than the respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying stock, subject to the maximum upside payment at maturity. If the final share price of either underlying stock is less than or equal to the respective initial share price, but the final share price of each underlying stock is greater than or equal to 75% of the respective initial share price, meaning that neither underlying stock has declined from the respective initial share price by an amount greater than the buffer amount of 25%, investors will receive the stated principal amount of their investment plus a positive return equal to 150% of the absolute value of the percentage decline of the worst performing underlying stock, which will be inherently limited to a maximum return of 37.50%. However, if the final share price of either underlying stock is less than 75% of the respective initial share price, meaning that either underlying stock has declined from the respective initial share price by an amount greater than the buffer amount of 25%, the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying stock beyond the specified buffer amount, subject to the minimum payment at maturity of 25% of the stated principal amount. Investors may lose up to 75% of the stated principal amount of the Buffered PLUS. Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlying stocks, a decline in either underlying stock beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment, even if the other underlying stock has appreciated or has not declined as much. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying stocks and forgo current income and upside above the maximum upside payment at maturity in exchange for the leverage, buffer and absolute return features that in each case apply to a limited range of performance of the worst performing underlying stock. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Buffered PLUS differ from the PLUS described in the accompanying product supplement for PLUS in that the Buffered PLUS offer the potential for a positive return at maturity if the worst performing underlying stock depreciates by no more than 25%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	March 30, 2026
Underlying stocks:	Advanced Micro Devices, Inc. common stock (the “AMD Stock”) and NVIDIA Corporation common stock (the “NVDA Stock”)
Aggregate principal amount:	$
Payment at maturity per Buffered PLUS:

●If the final share price of each underlying stock is greater than the respective initial share price:

$1,000 + leveraged upside payment

In no event will the payment at maturity exceed the maximum upside payment at maturity.

●If the final share price of either underlying stock is less than or equal to the respective initial share price but the final share price of each underlying stock is greater than or equal to 75% of the respective initial share price, meaning that neither underlying stock has declined from the respective initial share price by an amount greater than the buffer amount of 25%:

$1,000 + ($1,000 × absolute share return of the worst performing underlying stock × 1.50)

In this scenario, you will receive a 1.50% positive return on the Buffered PLUS for each 1% negative return on the worst performing underlying stock. In no event will this amount exceed the stated principal amount plus $375.

●If the final share price of either underlying stock is less than 75% of the respective initial share price, meaning that either underlying stock has declined from the respective initial share price by an amount greater than the buffer amount of 25%:

($1,000 × share performance factor of the worst performing underlying stock) + $250

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $250 per Buffered PLUS at maturity.

Leveraged upside payment:	$1,000 × leverage factor × share percent change of the worst performing underlying stock
Leverage factor:	150%
Maximum upside payment at maturity:	At least $1,795 per Buffered PLUS (179.50% of the stated principal amount). The actual maximum upside payment at maturity will be determined on the pricing date.
Valuation date:	March 25, 2026, subject to adjustment for non-trading days and certain market disruption events
Minimum payment at maturity:	$250 per Buffered PLUS (25% of the stated principal amount)
Buffer amount:

25%. As a result of the buffer amount of 25%, the price at or above which each underlying stock must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS is as follows:

With respect to the AMD Stock: $ , which is 75% of the initial share price for such underlying stock.

With respect to the NVDA Stock: $ , which is 75% of the initial share price for such underlying stock.

Stated principal amount:	$1,000 per Buffered PLUS
Issue price:	$1,000 per Buffered PLUS
Pricing date:	March 25, 2024
Original issue date:	March 28, 2024 (3 business days after the pricing date)
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $975.20 per Buffered PLUS, or within $35.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per Buffered PLUS	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each Buffered PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)See “Use of proceeds and hedging” on page 19.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023 Prospectus dated February 22, 2024

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page
Final share price:	With respect to each underlying stock, the share closing price of such underlying stock on the valuation date multiplied by the adjustment factor for such underlying stock on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Initial share price:

With respect to the AMD Stock, $ , which is the share closing price of such underlying stock on the pricing date

With respect to the NVDA Stock, $ , which is the share closing price of such underlying stock on the pricing date

Share percent change:	With respect to each underlying stock, (final share price – initial share price) / initial share price
Worst performing underlying stock:	The underlying stock with the lesser share percent change
Absolute share return:

The absolute value of the share percent change. For example, a -5% share percent change of the worst performing underlying stock will result in a +5% absolute share return and therefore a +7.50% return on the Buffered PLUS.

Share performance factor:	With respect to each underlying stock, the final share price divided by the initial share price
CUSIP / ISIN:	61776LCN5 / US61776LCN55
Listing:	The Buffered PLUS will not be listed on any securities exchange.

March 2024 Page 2

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Dual Directional Buffered Performance Leveraged Upside Securities

Principal at Risk Securities

The Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026 (the “Buffered PLUS”) can be used:

￭To gain exposure to the worst performing of two underlying stocks;

￭To enhance returns and potentially outperform the worst performing underlying stock in a moderately bullish or moderately bearish scenario;

￭To achieve similar levels of upside exposure to the worst performing underlying stock as a direct investment, subject to the maximum upside payment at maturity, while using fewer dollars by taking advantage of the leverage factor;

￭To obtain a positive return equal to 150% of the absolute share return for a limited range of negative performance of the worst performing underlying stock; and

￭To obtain a buffer against a specified level of negative performance of the worst performing underlying stock.

If the final share price of either underlying stock is less than 75% of the respective initial share price, investors will be negatively exposed to the decline in the worst performing underlying stock beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	Approximately 2 years
Leverage factor:	150%
Maximum upside payment at maturity:	At least $1,795 per Buffered PLUS (179.50% of the stated principal amount). The actual maximum upside payment at maturity will be determined on the pricing date.
Buffer amount:	25%, with 1-to-1 downside exposure to the worst performing underlying stock below the buffer
Minimum payment at maturity:	$250 per Buffered PLUS (25% of the stated principal amount). Investors may lose up to 75% of the stated principal amount of the Buffered PLUS.
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange.

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date will be less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date will be approximately $975.20, or within $35.00 of that estimate. Our estimate of the value of the Buffered PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the maximum upside payment at maturity, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions,

March 2024 Page 3

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

March 2024 Page 4

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer the potential for a positive return at maturity equal to 150% of the absolute value of a limited range of percentage changes of the worst performing underlying stock, subject to the maximum upside payment at maturity, with limited protection against negative performance of the worst performing underlying stock. At maturity, if the final share price of each underlying stock is greater than the respective initial share price, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying stock, subject to the maximum upside payment at maturity. If the final share price of either underlying stock is less than or equal to the respective initial share price but the final share price of each underlying stock is greater than or equal to 75% of the respective initial share price, investors will receive the stated principal amount of their investment plus a positive return equal to 150% of the absolute value of the percentage decline of the worst performing underlying stock. However, if the final share price of either underlying stock is less than 75% of the respective initial share price, the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying stock beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 75% of the stated principal amount of the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance Up to a Cap

The Buffered PLUS offer investors an opportunity to receive 150% of the positive return of the worst performing underlying stock if the final share price of each underlying stock is greater than the respective initial share price, subject to the maximum upside payment at maturity. The actual maximum upside payment at maturity will be determined on the pricing date.

Absolute Return Feature

The Buffered PLUS enable investors to obtain a positive return equal to 150% of the absolute value of the percentage decline of the worst performing underlying stock if the final share price of either underlying stock is less than or equal to the respective initial share price but the final share price of each underlying stock is greater than or equal to 75% of the respective initial share price.

Upside Scenario if Both Underlying Stocks Appreciate

The final share price of each underlying stock is greater than the respective initial share price, and, at maturity, investors receive the stated principal amount of $1,000 plus 150% of the share percent change of the worst performing underlying stock, subject to the maximum upside payment at maturity. The actual maximum upside payment at maturity will be determined on the pricing date.

Absolute Return Scenario

The final share price of either underlying stock is less than or equal to the respective initial share price but the final share price of each underlying stock is greater than or equal to 75% of the respective initial share price. In this case, investors receive a 1.50% positive return on the Buffered PLUS for each 1% negative return on the worst performing underlying stock. For example, if the final share price of the worst performing underlying stock is 10% less than the respective initial share price, the Buffered PLUS will provide a total positive return of 15% at maturity. The maximum return investors may receive in this scenario is a positive 37.50% return at maturity.

Downside Scenario

The final share price of either underlying stock is less than 75% of the respective initial share price. In this case, the payment at maturity is less than the stated principal amount by an amount proportionate to the percentage decline of the worst performing underlying stock over the term of the Buffered PLUS, plus the buffer amount of 25%. For example, if the final share price of the worst performing underlying stock is 75% less than the respective initial share price, investors will lose 50% of their principal at maturity, and will receive $500 per Buffered PLUS, or 50% of the stated principal amount. The minimum payment at maturity is $250 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlying stocks, a decline of either underlying stock to less than 75% of the respective initial share price over the term of the Buffered PLUS will result in a loss, and potentially a significant loss, of your investment, even if the price of the other underlying stock has appreciated or has not declined as much.

March 2024 Page 5

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered PLUS. The following examples are for illustrative purposes only. The actual initial share price for each underlying stock will be determined on the pricing date. Any payment at maturity on the Buffered PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	150%
Hypothetical maximum upside payment at maturity:	$1,795 per Buffered PLUS (179.50% of the stated principal amount). The actual maximum upside payment at maturity will be determined on the pricing date.
Hypothetical initial share price:	With respect to the AMD Stock: $150.00 With respect to the NVDA Stock: $600.00
Minimum payment at maturity:	$250 per Buffered PLUS (25% of the stated principal amount)
Buffer amount:	25%

EXAMPLE 1: The final share price of each underlying stock is greater than the respective initial share price.

Final share price		AMD Stock: $292.50 NVDA Stock: $1,110.00
Share percent change		AMD Stock: ($292.50 – $150.00) / $150.00 = 95% NVDA Stock: ($1,110.00 – $600.00) / $600.00 = 85%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying stock), subject to the maximum upside payment at maturity
	=	$1,000 + ($1,000 × 150% × 85%), subject to the maximum upside payment at maturity
	=	$1,795

In example 1, the final share price of each underlying stock is greater than the respective initial share price. The AMD Stock has appreciated by 95%, while the NVDA Stock has appreciated by 85%. Therefore, investors receive at maturity the stated principal amount plus 150% of the appreciation of the worst performing underlying stock, which is the NVDA Stock in this example, subject to the maximum upside payment at maturity. Because the payment at maturity cannot exceed the hypothetical maximum upside payment at maturity, investors receive $1,795 per Buffered PLUS at maturity. The actual maximum upside payment at maturity will be determined on the pricing date.

EXAMPLE 2: The final share price of each underlying stock is greater than the respective initial share price.

Final share price		AMD Stock: $165.00 NVDA Stock: $720.00
Share percent change		AMD Stock: ($165.00 – $150.00) / $150.00 = 10% NVDA Stock: ($720.00 – $600.00) / $600.00 = 20%
Payment at maturity	=	$1,000 + ($1,000 × leverage factor × share percent change of the worst performing underlying stock), subject to the maximum upside payment at maturity
	=	$1,000 + ($1,000 × 150% × 10%), subject to the maximum upside payment at maturity
	=	$1,150

In example 2, the final share price of each underlying stock is greater than the respective initial share price. The AMD Stock has appreciated by 10%, while the NVDA Stock has appreciated by 20%. Therefore, investors receive at maturity the stated principal amount plus 150% of the appreciation of the worst performing underlying stock, which is the AMD Stock in this example, subject to the maximum upside payment at maturity. Investors receive $1,150 per Buffered PLUS at maturity.

March 2024 Page 6

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 3: The final share price of one underlying stock is greater than the respective initial share price while the final share price of the other underlying stock is less than the respective initial share price, but neither underlying stock has depreciated by an amount greater than the buffer amount of 25%.

Final share price		AMD Stock: $210.00 NVDA Stock: $480.00
Share percent change		AMD Stock: ($210.00 – $150.00) / $150.00 = 40% NVDA Stock: ($480.00 – $600.00) / $600.00 = -20%
Payment at maturity	=	$1,000 + ($1,000 × absolute share return of the worst performing underlying stock × 1.50)
	=	$1,000 + ($1,000 × 20% × 1.50)
	=	$1,300

In example 3, the final share price of the AMD Stock is greater than the respective initial share price, while the final share price of the NVDA Stock is less than the respective initial share price. The AMD Stock has appreciated by 40%, while the NVDA Stock has declined by 20%, but neither underlying stock has depreciated by an amount greater than the buffer amount of 25%. Therefore, investors receive at maturity the stated principal amount plus 150% of the absolute value of the share percent change of the worst performing underlying stock, which is the NVDA Stock in this example. Investors receive $1,300 per Buffered PLUS at maturity. In this example, investors receive a positive return even though one of the underlying stocks has depreciated by 20% due to the absolute return feature of the Buffered PLUS and because neither underlying stock has declined to below 75% of the respective initial share price.

EXAMPLE 4: The final share price of one underlying stock is greater than the respective initial share price while the final share price of the other underlying stock is less than 75% of the respective initial share price.

Final share price		AMD Stock: $165.00 NVDA Stock: $300.00
Share percent change		AMD Stock: ($165.00 – $150.00) / $150.00 = 10% NVDA Stock: ($300.00 – $600.00) / $600.00 = -50%
Share performance factor		AMD Stock: $165.00 / $150.00 = 110% NVDA Stock: $300.00 / $600.00 = 50%
Payment at maturity	=	($1,000 × share performance factor of the worst performing underlying stock) + $250
	=	($1,000 × 50%) + $250
	=	$750

In example 4, the final share price of the AMD Stock is greater than the respective initial share price, while the final share price of the NVDA Stock is less than 75% of the respective initial share price. While the AMD Stock has appreciated by 10%, the NVDA Stock has declined by 50%. Therefore, investors are exposed to the negative performance of the NVDA Stock, which is the worst performing underlying stock in this example, beyond the buffer amount of 25%, and receive a payment at maturity of $750 per Buffered PLUS. In this example, investors lose the benefit of the absolute return feature and are exposed to the negative performance of the worst performing underlying stock even though the other underlying stock has appreciated in value by 10%, because the final share price of each underlying stock is not greater than or equal to 75% of the respective initial share price.

March 2024 Page 7

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 5: The final share price of each underlying stock is less than the respective initial share price, but neither underlying stock has declined from the respective initial share price by an amount greater than the buffer amount of 25%.

Final share price		AMD Stock: $135.00 NVDA Stock: $510.00
Share percent change		AMD Stock: ($135.00 – $150.00) / $150.00 = -10% NVDA Stock: ($510.00 – $600.00) / $600.00 = -15%
Payment at maturity	=	$1,000 + ($1,000 × absolute share return of the worst performing underlying stock × 1.50)
	=	$1,000 + ($1,000 × 15% × 1.50)
	=	$1,225

In example 5, the final share price of each underlying stock is less than the respective initial share price, but neither underlying stock has declined from the respective initial share price by an amount greater than the buffer amount of 25%. The AMD Stock has declined by 10% while the NVDA Stock has declined by 15%. Therefore, investors receive at maturity the stated principal amount plus 150% of the absolute value of the share percent change of the worst performing underlying stock, which is the NVDA Stock in this example. Investors receive $1,225 per Buffered PLUS at maturity.

EXAMPLE 6: The final share price of each underlying stock is less than 75% of the respective initial share price.

Final share price		AMD Stock: $45.00 NVDA Stock: $210.00
Share percent change		AMD Stock: ($45.00 – $150.00) / $150.00 = -70% NVDA Stock: ($210.00 – $600.00) / $600.00 = -65%
Share performance factor		AMD Stock: $45.00 / $150.00 = 30% NVDA Stock: $210.00 / $600.00 = 35%
Payment at maturity	=	($1,000 × share performance factor of the worst performing underlying stock) + $250
	=	($1,000 × 30%) + $250
	=	$550

In example 6, the final share price of each underlying stock is less than the respective initial share price by an amount greater than the buffer amount of 25%. The AMD Stock has declined by 70%, while the NVDA Stock has declined by 65%. Therefore, investors are exposed to the negative performance of the AMD Stock, which is the worst performing underlying stock in this example, beyond the buffer amount of 25%, and receive a payment at maturity of $550 per Buffered PLUS.

Because the payment at maturity of the Buffered PLUS is based on the worst performing of the underlying stocks, a decline from the initial share price to the final share price of either underlying stock by an amount greater than the buffer amount of 25% will result in a loss, and potentially a significant loss, of your investment, even if the other underlying stock has appreciated or has not declined as much.

March 2024 Page 8

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to an Investment in the Buffered PLUS

￭The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 25% of the stated principal amount. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 25% of the stated principal amount of the Buffered PLUS. If the final share price of either underlying stock is less than 75% of the respective initial share price, the absolute return feature will no longer be available and you will instead receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount by an amount proportionate to the decline in the share closing price of the worst performing underlying stock from the respective initial share price, plus $250. Accordingly, investors may lose up to 75% of the stated principal amount of the Buffered PLUS.

￭The appreciation potential of the Buffered PLUS is limited by the maximum upside payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum upside payment at maturity of at least $1,795 per Buffered PLUS, or 179.50% of the stated principal amount. The actual maximum upside payment at maturity will be determined on the pricing date. Although the leverage factor provides 150% exposure to any increase in the final share price of the worst performing underlying stock over the respective initial share price, because the payment at maturity will be limited to 179.50% of the stated principal amount (assuming a maximum upside payment at maturity of $1,795 per Buffered PLUS), any increase in the final share price of the worst performing underlying stock over the respective initial share price by more than 53% of the respective initial share price will not further increase the return on the Buffered PLUS. The maximum return you can receive if the worst performing underlying stock depreciates is similarly limited because of the buffer amount. If the worst performing underlying stock depreciates by more than the buffer amount of 25%, you will lose some or a significant portion of your investment.

￭The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market. Some factors that may influence the value of the Buffered PLUS include:

othe trading price and volatility (frequency and magnitude of changes in price) of the underlying stocks,

odividend rates on the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

othe time remaining until the Buffered PLUS mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting an underlying stock that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the Buffered PLUS will be affected by the other factors described above. The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Advanced Micro Devices, Inc. Overview” and “NVIDIA Corporation Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

￭The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. If we default on its obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under

March 2024 Page 9

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered PLUS is not linked to the prices of the underlying stocks at any time other than the valuation date. The final share price of each underlying stock will be based on the share closing price of such underlying stock on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if both underlying stocks appreciate prior to the valuation date, if the price of either underlying stock drops by the valuation date to less than 75% of the respective initial share price, the payment at maturity will be less than it would have been had the payment at maturity been linked to the prices of the underlying stocks prior to such drop. Although the actual prices of the underlying stocks on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than the respective final share prices, the payment at maturity will be based solely on the share closing prices of the underlying stocks on the valuation date.

￭Investing in the Buffered PLUS is not equivalent to investing in the common stock of Advanced Micro Devices, Inc. or the common stock of NVIDIA Corporation. Investing in the Buffered PLUS is not equivalent to investing in either underlying stock. As an investor in the Buffered PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to either underlying stock. As a result, any return on the Buffered PLUS will not reflect the return you would realize if you actually owned shares of the underlying stocks and received dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

￭The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the

March 2024 Page 10

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks and other instruments related to the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of either underlying stock, and, therefore, could increase the price at or above which such underlying stock must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying stock). Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the share closing price of either underlying stock on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying stock).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial share prices, the final share prices, including whether the final share price of either underlying stock has decreased to below 75% of the respective initial share price, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Antidilution Adjustments,”“—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of both underlying stocks. Your return on the Buffered PLUS it not linked to a basket consisting of both underlying stocks. Rather, it will be based upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the

March 2024 Page 11

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

components of the basket, you will be exposed to the risks related to both underlying stocks. Poor performance by either underlying stock over the term of the Buffered PLUS will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. If either underlying stock declines to below 75% of the respective initial share price as of the valuation date, you will lose some or a substantial portion of your investment, even if the other underlying stock has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlying stocks.

￭Because the Buffered PLUS are linked to the performance of the worst performing underlying stock, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered PLUS were linked to just one underlying stock. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered PLUS as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With two underlying stocks, it is more likely that either underlying stock will decline to below 75% of the respective initial share price as of the valuation date than if the Buffered PLUS were linked to only one underlying stock. Therefore it is more likely that you will suffer a loss on your investment.

￭No affiliation with Advanced Micro Devices, Inc. or NVIDIA Corporation. Advanced Micro Devices, Inc. and NVIDIA Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the Buffered PLUS. We have not made any due diligence inquiry with respect to Advanced Micro Devices, Inc. or NVIDIA Corporation in connection with this offering.

￭We may engage in business with or involving Advanced Micro Devices, Inc. or NVIDIA Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Advanced Micro Devices, Inc. or NVIDIA Corporation without regard to your interests and thus may acquire non-public information about Advanced Micro Devices, Inc. or NVIDIA Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Advanced Micro Devices, Inc. or NVIDIA Corporation, which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuer of an underlying stock or anyone else makes a partial tender or partial exchange offer for such underlying stock, nor will adjustments be made following the valuation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of an underlying stock by the amount of such dividends.  If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the Buffered PLUS and your return on the Buffered PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the Buffered PLUS.  For example, if the record date for a regular cash dividend were to occur on or shortly before the valuation date, this may decrease the final share price of an underlying stock to be less than 75% of the respective initial share price (resulting in a loss of some or up to 75% of your investment in the Buffered PLUS), materially and adversely affecting your return.

March 2024 Page 12

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Advanced Micro Devices, Inc. Overview

Advanced Micro Devices, Inc. manufactures semiconductor products. The AMD Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Advanced Micro Devices, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-07882 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Advanced Micro Devices, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AMD Stock is accurate or complete.

Information as of market close on March 8, 2024:

Bloomberg Ticker Symbol:	AMD
Exchange:	Nasdaq
Current Stock Price:	$207.39
52 Weeks Ago:	$85.37
52 Week High (on 3/7/2024):	$211.38
52 Week Low (on 5/3/2023):	$81.62
Current Dividend Yield:	N/A

The following table sets forth the published high and low share closing prices, as well as dividends on, the AMD Stock for each quarter from January 1, 2021 through March 8, 2024. The share closing price of the AMD Stock on March 8, 2024 was $207.39. The related graph shows the share closing prices of the AMD Stock for each day from January 1, 2019 through March 8, 2024. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical share closing prices of the AMD Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AMD Stock should not be taken as indication of future performance, and no assurance can be given as to the price of the AMD Stock at any time, including on the valuation date.

Common Stock of Advanced Micro Devices, Inc. (CUSIP 007903107)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	97.25	73.96	-
Second Quarter	93.93	73.09	-
Third Quarter	118.77	85.89	-
Fourth Quarter	161.91	100.34	-
2022
First Quarter	150.24	102.25	-
Second Quarter	110.53	76.47	-
Third Quarter	103.91	63.36	-
Fourth Quarter	77.63	55.94	-
2023
First Quarter	100.28	62.33	-
Second Quarter	129.19	81.62	-
Third Quarter	118.32	95.96	-
Fourth Quarter	148.76	93.67	-
2024
First Quarter (through March 8, 2024)	211.38	135.32	-

We make no representation as to the amount of dividends, if any, that Advanced Micro Devices, Inc. may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Advanced Micro Devices, Inc.

March 2024 Page 13

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of Advanced Micro Devices, Inc. – Daily Share Closing Prices January 1, 2019 to March 8, 2024

This document relates only to the Buffered PLUS offered hereby and does not relate to the AMD Stock or other securities of Advanced Micro Devices, Inc. We have derived all disclosures contained in this document regarding the AMD Stock from the publicly available documents described above. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Advanced Micro Devices, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Advanced Micro Devices, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AMD Stock (and therefore the price of the AMD Stock at the time we price the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Advanced Micro Devices, Inc. could affect the value received with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AMD Stock.

March 2024 Page 14

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

Information as of market close on March 8, 2024:

Bloomberg Ticker Symbol:	NVDA
Exchange:	Nasdaq
Current Stock Price:	$875.28
52 Weeks Ago:	$241.81
52 Week High (on 3/7/2024):	$926.69
52 Week Low (on 3/10/2023):	$229.65
Current Dividend Yield:	0.02%

The following table sets forth the published high and low share closing prices, as well as dividends on, the NVDA Stock for each quarter from January 1, 2021 through March 8, 2024. The share closing price of the NVDA Stock on March 8, 2024 was $875.28. The related graph shows the share closing prices of the NVDA Stock for each day from January 1, 2019 through March 8, 2024. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical share closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as indication of future performance, and no assurance can be given as to the price of the NVDA Stock at any time, including on the valuation date.

Common Stock of NVIDIA Corporation (CUSIP 67066G104)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	153.303	115.933	0.04
Second Quarter	200.268	136.653	0.04
Third Quarter	228.43	181.61	0.04
Fourth Quarter	333.76	197.32	0.04
2022
First Quarter	301.21	213.30	0.04
Second Quarter	273.60	151.59	0.04
Third Quarter	192.15	121.39	0.04
Fourth Quarter	180.72	112.27	0.04
2023
First Quarter	277.77	142.65	0.04
Second Quarter	438.08	262.41	0.04
Third Quarter	493.55	408.55	0.04
Fourth Quarter	504.09	403.26	0.04
2024
First Quarter (through March 8, 2024)	926.69	475.69	-

We make no representation as to the amount of dividends, if any, that NVIDIA Corporation may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NVIDIA Corporation.

March 2024 Page 15

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of NVIDIA Corporation – Daily Share Closing Prices January 1, 2019 to March 8, 2024

This document relates only to the Buffered PLUS offered hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the Buffered PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we price the Buffered PLUS) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the Buffered PLUS and therefore the value of the Buffered PLUS.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NVDA Stock.

March 2024 Page 16

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Underlying stock issuer:

With respect to the AMD Stock, Advanced Micro Devices, Inc.

With respect to the NVDA Stock, NVIDIA Corporation

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to either underlying stock, or if a market disruption event occurs with respect to either underlying stock on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying stock.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered PLUS to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

March 2024 Page 17

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a Buffered PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered PLUS and current market conditions, we expect that the Buffered PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or

March 2024 Page 18

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, futures and/or options contracts on the underlying stocks or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of either underlying stock on the pricing date, and therefore could increase the price at or above which such underlying stock must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS (depending also on the performance of the other underlying stock). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation date, by purchasing and selling the underlying stocks, futures or options contracts on the underlying stocks or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the price of either underlying stock, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity (depending also on the performance of the other underlying stock). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each Buffered PLUS they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS. When MS & Co. prices this offering of Buffered PLUS, it will determine the economic terms of the Buffered PLUS, including the maximum upside payment at maturity, such that for each Buffered PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated February 22, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for PLUS and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

March 2024 Page 19

Morgan Stanley Finance LLC

Dual Directional Buffered PLUS Based on the Worst Performing of the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of NVIDIA Corporation due March 30, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Product Supplement for PLUS dated November 16, 2023

Prospectus dated February 22, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

March 2024 Page 20